Exhibit 99.1

Genpact Reports Third Quarter 2026 Results

Advanced Technology Solutions net revenue growth, up 30% year-over-year, drives Q3 performance;
Genpact raises 2026 guidance for gross margin and adjusted diluted earnings per share1

NEW YORK, November 5, 2026 — Genpact Limited (NYSE: G), the Agentic Operations company, today announced financial results for the third quarter ended September 30, 2026.

“Q3 was another clear proof point that our pivot to Agentic Operations is working, as our flywheel continues to accelerate. Total revenue grew 7.3% year-over-year, and Advanced Technology Solutions revenue growth increased to 30.3%,” said Balkrishan “BK” Kalra, President and CEO, Genpact. “What matters as much as the pace is the quality: we are driving organic growth and winning high-quality revenue. We are building a fundamentally new Genpact in a rapidly expanding market, and that is increasingly showing up in our results."

“Our Q3 results reflect the strength of our differentiation and execution, with strong revenue growth, significant year-over-year gross margin expansion, and adjusted diluted EPS1 growth of 10.3%, and we are raising our full year 2026 gross margin and adjusted diluted EPS1 guidance to reflect this,” said Sumita Pandit, Chief Financial Officer, Genpact. “We continue to invest significantly in Agentic Operations, strengthening our market position and building a high-quality business with durable growth.”

Key Financial Highlights – Third Quarter 2026
•Net revenues were $1.385 billion, up 7.3% year-over-year, and 7.5% on a constant currency basis.2
◦Advanced Technology Solutions net revenues were $405 million, up 30.3% year-over-year, representing 29% of total net revenues.
◦Core Business Services net revenues were $980 million, flat year over year, representing 71% of total net revenues.
•Gross profit was $527 million, up 12.1% year-over-year, with a corresponding margin of 38.0%.
•Net income was $152 million, up 4.0% year-over-year, with a corresponding margin of 10.9%.
•Income from operations was $211 million, up 10.1% year-over-year, with a corresponding margin of 15.2%.
•Adjusted income from operations3 was $247 million, up 7.7% year-over-year, with a corresponding margin of 17.8%.
•Diluted earnings per share was $0.89, up 7.2% year-over-year.
•Adjusted diluted earnings per share1 was $1.07, up 10.3% year-over-year.
•Cash generated from operations was $93 million.
1 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
2 Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period's foreign currency exchange rates adjusted for hedging gains/losses in such period.
3Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release.

•Genpact repurchased approximately 870,000 common shares during the quarter for total consideration of approximately $31 million at an average price per share of $35.49. Genpact returned approximately $31 million in dividends to shareholders.
•Year-to-date, Genpact returned approximately $246 million to shareholders through share repurchases and dividends.

Outlook

Genpact's updated outlook for the full year 2026 is as follows:

•Net revenue growth of at least 7% year-over-year on an as reported basis, or 6.8% on a constant currency basis.2
◦In Advanced Technology Solutions, we expect revenue to grow at least 25% year-over-year.
◦In Core Business Services, we expect growth to continue year-over-year.
•Gross margin outlook increased to approximately 36.9%, up approximately 90 basis points year-over-year.
•Adjusted income from operations margin4 of approximately 17.7%, up approximately 25 basis points year-over-year.
•Adjusted diluted earnings per share5 growth increased to at least 13% year-over-year.

Third Quarter 2026 Earnings Call

Genpact's management will host a conference call on November 5, 2026 at 5:00PM ET to discuss the company's performance for the third quarter ended September 30, 2026. Participants are encouraged to register here to receive a dial-in number and unique PIN for seamless access. It is recommended to join 10 minutes before the call starts, although registration and dial-in will be available at any time. A live webcast, as well as supplemental investor materials, will be available on the Genpact Investor Relations website. An archived replay and transcript will be available on the website shortly after the call.

About Genpact
Genpact (NYSE: G) is the Agentic Operations company, where frontier AI meets context-rich process intelligence. For decades, we have run mission-critical operations for the world's leading enterprises across finance, risk, supply chain, banking, insurance, and procurement. Today, with Agentic Operations, agents run the work, and our experts own the outcomes, so clients grow faster, operate leaner, and convert more to cash. Get to know us at genpact.com and on LinkedIn, X, YouTube, and Facebook.
4Adjusted income from operations margin is a non-GAAP measure. A reconciliation of the outlook for each of GAAP net income margin and GAAP income from operations margin to adjusted income from operations margin is attached to this release.
5Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

Safe Harbor
This press release contains certain statements concerning our future growth prospects, including our outlook for the full year 2026, financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to macroeconomic uncertainty, U.S. and global trade and tariff policies and general economic conditions, any deterioration in the global economic environment and its impact on our clients, our ability to develop and successfully execute our business strategies, our transition away from work that is not aligned with our Agentic Operations strategy, our ability to develop and successfully implement technological innovations, including AI technologies such as agentic AI, generative AI and large language models, and our ability to invest in new technologies and adapt to industry developments and client needs at sufficient speed and scale, our ability to effectively price our services and maintain pricing and employee utilization rates, general inflationary pressures and our ability to share increased costs with our clients, wage increases in locations in which we have operations, our ability to attract and retain skilled professionals, our ability to protect our and our clients' data from security incidents or cyberattacks, political, economic or business conditions in countries in which we operate, the economic and other impacts of geopolitical conflicts and any related sanctions and other measures that have been or may be implemented or imposed in response thereto, as well as any potential expansion or escalation of existing conflicts or economic disruption beyond their current scope, a slowdown in the geographic regions or sectors in which we or our clients operate, the risks and uncertainties arising from our past and future acquisitions or divestitures, our ability to convert bookings to revenues, the effects of our recent enterprise resource planning system implementation on our invoicing, collections and cash flows, our ability to manage growth, factors which may impact our cost advantage, changes in tax rates and tax legislation, tax audits, investigations and tax proceedings, changes in the interpretation or enforcement of tax laws and other laws and regulations, our ability to effectively execute our tax planning strategies, highly competitive markets and any inability to compete effectively, claims and lawsuits, including by clients, employees or other third parties, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact. Our results for the quarter ended September 30, 2026 are also not necessarily indicative of our operating results for any future periods.
Contacts

Investors	Investor.Relations@genpact.com

Media	PublicRelations@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data and share count)

	As of September 30, 2026	As of December 31, 2025
Assets
Current assets
Cash and cash equivalents	$499,053	$853,836
Short-term investments	—	350,000
Accounts receivable, net of allowance for credit losses of $28,127 and $22,097 as of September 30, 2026 and December 31, 2025, respectively	1,622,211	1,240,550
Prepaid expenses and other current assets	217,156	211,981
Total current assets	$2,338,420	$2,656,367

Property, plant and equipment, net	188,285	190,448
Operating lease right-of-use assets	198,880	181,708
Deferred tax assets	250,831	258,789
Intangible assets, net	75,995	67,040
Goodwill	1,764,606	1,781,116
Contract cost assets	192,790	197,419
Other assets, net of allowance for credit losses of $17,111 and $10,659 as of September 30, 2026 and December 31, 2025, respectively	629,405	510,380
Total assets	$5,639,212	$5,843,267

Liabilities and equity
Current liabilities
Current portion of long-term debt	26,205	376,027
Accounts payable	24,446	27,533
Income taxes payable	53,504	43,074
Accrued expenses and other current liabilities	1,032,939	1,103,625
Operating lease liabilities	61,850	52,221
Total current liabilities	$1,198,944	$1,602,480

Long-term debt, less current portion	1,147,955	1,166,274
Operating lease liabilities	153,311	150,667
Deferred tax liabilities	9,334	21,081
Other liabilities	421,096	353,364
Total liabilities	$2,930,640	$3,293,866

Shareholders' equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 167,227,005 and 170,341,479 issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	1,665	1,696
Additional paid-in capital	2,083,374	2,018,985
Retained earnings	1,589,860	1,390,164
Accumulated other comprehensive income (loss)	(966,327)	(861,444)
Total equity	$2,708,572	$2,549,401
Commitments and contingencies
Total liabilities and equity	$5,639,212	$5,843,267

GENPACT LIMITED AND ITS SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net revenues	$1,385,400	$1,291,257	$4,024,910	$3,760,601
Cost of revenue	858,683	821,601	2,536,187	2,411,883
Gross profit	$526,717	$469,656	$1,488,723	$1,348,718
Operating expenses:
Selling, general and administrative expenses	312,472	262,105	876,938	769,582
Amortization of acquired intangible assets	3,287	8,285	9,686	16,922
Other operating (income) expense, net	(21)	7,624	(405)	7,468
Income from operations	$210,979	$191,642	$602,504	$554,746
Foreign exchange gains, net	904	3,678	10,315	5,343
Interest income (expense), net	(16,468)	(12,785)	(43,217)	(37,716)
Other income (expense), net	1,038	6,817	11,728	18,940
Income before income tax expense	$196,453	$189,352	$581,330	$541,313
Income tax expense	44,796	43,521	135,944	131,913
Net income	$151,657	$145,831	$445,386	$409,400
Earnings per common share
Basic	$0.90	$0.84	$2.63	$2.35
Diluted	$0.89	$0.83	$2.61	$2.31
Weighted average number of common shares used in computing earnings per common share
Basic	167,920,621	173,576,957	169,098,881	174,572,169
Diluted	169,627,481	176,104,577	170,966,152	177,197,356

GENPACT LIMITED AND ITS SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine months ended September 30,
	2026	2025
Operating activities
Net income	$445,386	$409,400
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,061	52,004
Amortization of debt issuance costs	2,047	1,665
Amortization of acquired intangible assets	9,686	16,922
Write-down of property, plant and equipment	—	710
Write-down of operating right-of-use assets	—	7,024
Allowance for credit losses	22,601	18,208
Unrealized (gain)/loss on revaluation of foreign currency assets/liabilities	1,112	4,000
Stock-based compensation expense	79,863	64,055
Deferred tax (benefit) expense	191	11,729
Others, net	457	280
Change in operating assets and liabilities:
Increase in accounts receivable	(405,832)	(80,303)
Increase in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	(149,947)	(71,083)
Decrease in accounts payable	(3,529)	(236)
Increase in accrued expenses, other current liabilities, operating lease liabilities and other liabilities	77,621	73,036
Increase in income taxes payable	9,304	18,750
Net cash provided by operating activities	$142,021	$526,161
Investing activities
Purchase of property, plant and equipment	(54,550)	(60,544)
Payment for internally generated intangible assets (including intangible assets under development)	(24,943)	(6,125)
Payment for business acquisitions, net of cash acquired	—	(80,384)
Proceeds from sale of property, plant and equipment	4,392	58
Proceeds from maturity of short term investments	350,000	23,359
Net cash provided by (used for) investing activities	$274,899	$(123,636)
Financing activities
Repayment of finance lease obligations	(6,073)	(6,552)
Payment of debt issuance and refinancing costs	(394)	—
Repayment of long-term debt	(369,875)	(19,875)
Proceeds from short-term borrowings	—	85,000
Repayment of short-term borrowings	—	(85,000)
Proceeds from issuance of common shares under stock-based compensation plans	7,226	14,347
Payment for net settlement of stock-based awards	(22,690)	(31,829)
Dividend paid	(94,765)	(88,701)
Payment of earn-out consideration	(77,500)	—
Payment for stock repurchased and retired (including expenses related to stock repurchased)	(150,967)	(183,020)
Net cash used for financing activities	$(715,038)	$(315,630)
Net (decrease) increase in cash and cash equivalents	(298,118)	86,895
Effect of exchange rate changes	(56,665)	5,622
Cash and cash equivalents at the beginning of the period	853,836	648,246
Cash and cash equivalents at the end of the period	$499,053	$740,763
Supplementary information
Cash paid during the period for interest	$43,509	$37,571
Cash paid during the period for income taxes, net of refund	$128,757	$98,742

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. GAAP ("GAAP"), this press release includes the following non-GAAP financial measures:

•Adjusted income from operations;
•Adjusted income from operations margin;
•Adjusted net income;
•Adjusted diluted earnings per share; and
•Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact's GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Given Genpact's acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact's management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact's operating results to those of its competitors. For the same reasons, since April 2016, Genpact's management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated. Genpact's management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when applying ASC 718 "Compensation-Stock Compensation," Genpact's management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact's operating results and those of other companies.

Additionally, in its calculations of non-GAAP financial measures, Genpact's management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses from GAAP income from operations, because management believes that the Company's results after taking into account these adjustments more accurately reflect the Company's ongoing operations.

In its calculations of adjusted diluted earnings per share, Genpact's management adds back stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expenses and the related tax impact of such adjustments to GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact's management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company's true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period's foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted net income, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company's reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations, adjusted income from operations margin and adjusted net income versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation expense, acquisition-related expenses, amortization of acquired intangible assets, foreign exchange (gains)/ loses, net, interest (income) expense, net and income tax expense. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from these non-GAAP financial measures.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three and nine months ended September 30, 2026 and 2025:

Reconciliation of Net Income/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net income	$151,657	$145,831	$445,386	$409,400
Foreign exchange (gains)/losses, net	(904)	(3,678)	(10,315)	(5,343)
Interest (income) expense, net	16,468	12,785	43,217	37,716
Income tax expense	44,796	43,521	135,944	131,913
Stock-based compensation expense	31,231	22,221	79,863	64,055
Amortization of acquired intangible assets	3,287	8,227	9,676	16,860
Acquisition-related expenses	—	—	—	1,310
Adjusted income from operations	$246,535	$228,907	$703,771	$655,911
Net income margin	10.9%	11.3%	11.1%	10.9%
Adjusted income from operations margin	17.8%	17.7%	17.5%	17.4%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Income from operations	$210,979	$191,642	$602,504	$554,746
Stock-based compensation expense	31,231	22,221	79,863	64,055
Amortization of acquired intangible assets	3,287	8,227	9,676	16,860
Other income (expense), net	1,038	6,817	11,728	18,940
Acquisition-related expenses	—	—	—	1,310
Adjusted income from operations	$246,535	$228,907	$703,771	$655,911
Income from operations margin	15.2%	14.8%	15.0%	14.8%
Adjusted income from operations margin	17.8%	17.7%	17.5%	17.4%

Reconciliation of Net Income to Adjusted Net Income
(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net income	$151,657	$145,831	$445,386	$409,400
Stock-based compensation expense	31,231	22,221	79,863	64,055
Amortization of acquired intangible assets	3,287	8,227	9,676	16,860
Acquisition related expenses	—	—	—	1,310
Tax impact on stock-based compensation expense	(4,676)	(4,002)	(11,916)	(11,946)
Tax impact on amortization of acquired intangible assets	(798)	(2,055)	(2,353)	(4,187)
Adjusted net income	$180,701	$170,222	$520,656	$475,492

Reconciliation of Diluted EPS to Adjusted Diluted EPS6
(Per share data)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Diluted EPS	$0.89	$0.83	$2.61	$2.31
Stock-based compensation expense	0.18	0.13	0.47	0.36
Amortization of acquired intangible assets	0.02	0.05	0.06	0.10
Acquisition related expenses	—	—	—	0.01
Tax impact on stock-based compensation expense	(0.03)	(0.02)	(0.07)	(0.07)
Tax impact on amortization of acquired intangible assets	0.00	(0.01)	(0.01)	(0.02)
Adjusted diluted EPS	$1.07	$0.97	$3.05	$2.68

6 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2026:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin7

Year ending December 31, 2026
Net income margin	11.2%
Estimated interest (income) expense, net	1.1%
Estimated income tax expense	3.4%
Estimated stock-based compensation expense	2.0%
Estimated amortization of acquired intangible assets	0.2%
Estimated foreign exchange (gain)/loss	(0.2)%
Adjusted income from operations margin	17.7%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin7

Year ending December 31, 2026
Income from operations margin	15.2%
Estimated stock-based compensation expense	2.0%
Estimated amortization of acquired intangible assets	0.2%
Estimated other income (expense), net	0.3%
Adjusted income from operations margin	17.7%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS7
(Per share data)

Year ending December 31, 2026
Diluted EPS	$3.55
Estimated stock-based compensation expense	0.62
Estimated amortization of acquired intangible assets	0.08
Estimated tax impact on stock-based compensation expense	(0.09)
Estimated tax impact on amortization of acquired intangible assets	(0.02)
Adjusted diluted EPS	$4.14

7 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

Net Revenues from Advanced Technology Solutions and Core Business Services
(In thousands)

	Three months ended		Nine months ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Advanced Technology Solutions	$405,104	$310,986	$1,113,656	$881,268
Core Business Services	980,296	980,271	2,911,254	2,879,333
Total	$1,385,400	$1,291,257	$4,024,910	$3,760,601